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                                                                    EXHIBIT 10.8

                               FOURTH AND BATTERY
                                  OFFICE LEASE

          THIS LEASE, made the 28th day of April, 2003 (the "Execution Date"), by and between SELIG REAL ESTATE HOLDINGS EIGHT, a Washington limited liability company, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor" and GENECRAFT, INC., a Delaware corporation, whose address is 601 Union Street, Suite 4200, Seattle, Washington 98101, hereinafter referred to as "Lessee".

          1. DESCRIPTION. Lessor in consideration of the agreements contained in this lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage* of 24,090 (hereinafter referred to as "Premises"), 8,198 square feet of which is situated on the Tenth (10th) floor level and 15,892 square feet of which is situated on the Twelfth (12th) floor level of the Fourth & Battery Building, 2401 Fourth Avenue, City of Seattle, State of Washington 98121 (the "Building"), the legal description of which is:

          Lots 3, 4, 5, 6, 7 and 8, Block 35, Bell and Denny's Second Addition to City of Seattle.

          Suites 1050 and 1200

* Rentable square footage stated above is an estimate of the rentable square footage and is deemed to be the correct square footage of the Premises and is based on the Building Owners and Managers Association Standard Method for Measuring Area in Office Buildings (ANSI/BOMA Z65.1-1996).

          2. TERM. Lessor represents that it has entered into and given Lessee a true, correct and complete copy of a lease termination agreement with LifeSpan BioSciences, Inc., a Washington corporation ("LifeSpan"), the current tenant in the Premises, which provides that LifeSpan's lease of the Premises (the "Current Lease") shall terminate and LifeSpan shall vacate the Premises as follows: (i) LifeSpan will vacate and the Current Lease shall terminate as to the portion of the tenth (10th) floor included in the Premises on May 15, 2003, (ii) LifeSpan will vacate and the Current Lease shall terminate as to the south half of the twelfth (12th) floor of the Premises by June 1, 2003 and (iii) LifeSpan will vacate and the Current Lease shall terminate as to the north half of the twelfth
(12th) floor of the Premises by August 15, 2003 (each of May 15, 2003, June 1, 2003 and August 15, 2003 being a "Delivery Date" as to the applicable portion of the Premises). Lessor shall deliver possession of the applicable portion of the Premises to Lessee on each Delivery Date in good, vacant, broom clean condition, with all building systems in good working order and in compliance with all laws, with all systems and equipment operated therein properly decontaminated and decommissioned and with the roof water tight and otherwise in the condition as of the date of this Lease. Tenant's acceptance of the

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Premises shall not be deemed a waiver of Tenant's right to have defects in the
Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord shall use commercially reasonable efforts to enforce the provisions of such lease termination agreement against LifeSpan and to deliver the Premises to Lessee on the dates and in the condition set forth above, including, without limitation, commencing appropriate unlawful detainer and/or eviction proceedings against LifeSpan.

          The term of this lease shall be for a period of eighty-four (84) months, commencing on October 1, 2003 (the "Commencement Date"); provided, however, that the Commencement Date shall be delayed by one (1) calendar day for each calendar day that (i) delivery of the applicable portion of the Premises in the required condition is delayed beyond the applicable Delivery Date as set forth above and (ii) substantial completion of the Tenant Improvements is delayed due to Lessor's delay, force majeure, the presence of Hazardous Materials in the Building or any work required to bring the Building into compliance with laws except for compliance with laws exclusive to Lessee's Tenant Improvements other than general laboratory improvements. Notwithstanding anything to the contrary herein, if the Commencement Date is delayed for any of the foregoing reasons for more than thirty (30) calendar days, then in addition to Lessee's other rights or remedies, Lessee may terminate this Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee, or, at Lessee's election, the date Lessee is otherwise obliged to commence payment of rent shall be delayed by one additional calendar day for each calendar day that the Commencement Date is delayed beyond such date.

          Upon each Delivery Date, Lessee shall have the right to occupy the applicable portion of the Premises for purposes of the construction of the initial Tenant Improvements or otherwise. Such occupancy shall be subject to all of the terms of this Lease except the obligation to pay Rent and shall not advance the Commencement Date.

          In the event the Premises are not ready for occupancy on the date set forth above, whether occasioned by Lessor or Lessee, the lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. In no event shall Lessor or Lessee be liable for any further damages.

          3. RENT. Lessee covenants and agrees to pay Lessor rent each month in advance on the first day of each calendar month during the Lease Term in the amount of $63,270 per month. Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro rated portion of the rent computed on an annual basis. Lessor and Lessee agree that Lessee has designated portions of the Premises identified on Exhibit A attached hereto consisting in the aggregate of 3,000 rentable square feet as "space pockets" (the "Space Pockets"). The Space Pockets may be occupied by Lessee without the payment of Rent for the purpose of constructing the Tenant Improvements and thereafter for the purpose of storing furniture, equipment and other personal property; however, in the event that Lessee's employees occupy all or any portion of the Space Pockets for the purpose of conducting Lessee's business therein, then Lessee shall


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commence payment of Rent for the portions of such Space Pockets so occupied at the rate of thirty-six dollars ($36.00) per square foot per year. Notwithstanding the foregoing, (i) on the first day of the thirteenth (13th) month of the Lease term, Lessee shall commence the payment of Rent at the rate of thirty-six dollars ($36.00) per square foot per year as to fifteen hundred rentable square feet of the Space Pockets, less any portion of the Space Pockets that Lessee has previously occupied and commenced the payment of Rent as of such date and (ii) on the first day of the twenty-fifth (25th) month of the Lease term, Lessee shall commence the payment of Rent at the rate of thirty-six dollars ($36.00) per square foot per year as to the remaining fifty percent (50%) of the rentable square footage of the Space Pockets, and thereafter there shall be no further Space Pockets in the Premises.

          4. CONSIDERATION. Lessee has this date paid to Lessor the sum of $126,540 (as prepayment for the first and second month's rent), receipt of which is hereby acknowledged. So long as Lessee is not in default of its obligations under the terms and conditions of this lease as of the first day of each of the first and second months of the Lease Term, an amount equal to $63,270 (fifty percent of such sum) shall be credited to the first and second month's rental due under this lease.

          5. USES. Lessee agrees that Lessee will use and occupy said Premises for general offices, laboratory, research and development uses and a rodent research laboratory and related purposes only and for no other purposes, without Lessor's prior written consent (the "Permitted Use").

          6. RULES AND REGULATIONS. Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this lease. Notwithstanding anything to the contrary herein, Lessee shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Lessee's use of the Premises or Lessee's parking rights and does not materially increase the obligations or decrease the rights of Lessee under this Lease.

          7. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. At the expiration or sooner termination of this lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, fire, casualties, condemnation, Hazardous Materials (other than those released or emitted by Lessee), and alterations or other interior improvements which it is permitted to surrender at the termination of the Lease, excepted). Lessee shall be responsible for removal of all personal property from the Premises, (excepting fixtures being that which is attached to the Premises, and property of the Lessor) including, but not limited to, the removal of Lessee's communication cabling, telephone equipment and signage. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at lease expiration, then Lessor shall have the right to remove


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said property and restore the Premises and Lessee shall be responsible for all costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises.

          8. ALTERATIONS. Lessee shall not make any alterations or improvements in, or additions to said Premises ("Alterations") without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld; provided however, that if Lessor has not granted or denied its consent to any such proposed Alterations within five (5) business days after its receipt of Lessee's written request for such approval, then Lessor shall be deemed to have approved such Alterations. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury. Notwithstanding anything to the contrary herein, (a) Alterations and Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises (except for any of the foregoing paid for with the proceeds of the Allowance) ("Lessee's Property") shall at all times be and remain Lessee's property, (b) except for Alterations which cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee's Property from the Premises, provided that Lessee repairs all damage caused by such removal, (c) Lessor shall have no lien or other interest in any item of Lessee's Property and (d) Lessor shall have no right to require Lessee to remove any alterations unless it notifies Lessee at the time it consents (or is deemed to have consented) to such alteration that it shall require such alteration to be removed.

          9. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said building or any part thereof (except for the Permitted Use), nor anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building (except as permitted under the Permitted Use). Notwithstanding anything to the contrary herein, Lessee shall not be required to comply with or cause the Premises to comply with any laws, rules or regulations requiring the construction of alterations unless such compliance is necessitated solely due to Lessee's particular use of the Premises.

          10. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the


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consent of Lessor, whose consent shall not be unreasonably withheld, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

          11. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building without the prior approval of Lessor. Notwithstanding the foregoing, Lessor shall install, at Lessor's cost and expense, appropriate building standard signage identifying Lessee's name at all entry level building directories, and on the suite door(s) or entryway(s).

          12. LOCKS. No additional locks shall be placed upon any doors of the Premises. Keys will be furnished to each door lock. At the termination of the lease, Lessee shall surrender all keys to the Premises whether paid for or not.

          13. KEY. Lessor, his janitor, engineer or other agents may retain a pass key to said Premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance of said Premises. Notwithstanding anything to the contrary herein, Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with one (1) business day notice prior to entry of the Premises. Any entry by Lessor and Lessor's agents shall not impair Lessee's operations more than reasonably necessary, and shall comply with Lessee's reasonable security measures, all applicable laws and regulations and all of Lessee's policies and procedures, including, without limitation, all posted notices and instructions.

          14. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

          15. SERVICES. Lessor shall maintain Premises and the public and common areas of building, such as lobbies, stairs, corridor and restrooms, in reasonably good order and condition except for damage occasioned by the act of Lessee. Notwithstanding anything to the contrary herein, Lessor shall perform and construct, and Lessee shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Lessor or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Lessor has a right of reimbursement from others, (c) to the structural portions of the Premises, (d) which could be treated as a "capital expenditure" under generally accepted accounting principles, (e) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises and the Building; provided, however, that Lessee shall obtain a one (1) year warranty on any Tenant Improvements made to such systems, and (f) to any portion of the Building outside of the demising walls of the Premises. Notwithstanding the foregoing, Lessee shall pay for its share of the repairs described in subsections (d)-(f) to the extent such costs are properly included in Operating Services.


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          Lessor shall furnish Premises with electricity for lighting and operation of low power usage office machines, laboratory machines up to a maximum amount of 4.5 watts per square foot per year, heat, normal office and laboratory air-conditioning, and elevator services, during the ordinary business hours of the building. Air-conditioning units and electricity therefor for special air-conditioning requirements, such as for computer centers, shall be at Lessee's expense. Lessor shall also provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and customary janitor service. Lessor shall provide all services, which are normally provided in similar office buildings in the general area in a first class and a cost efficient manner. Lighting and HVAC shall be provided without additional charge between the hours of 7 a.m. to 7 p.m., Monday through Friday and between 7 a.m. to 1 p.m., Saturdays throughout the year except Christmas Day, Thanksgiving, New Year's Day, Memorial Day, Independence Day and Labor Day. Any after hour services, which Lessee requires, will be provided upon request at Lessee's cost. There shall be no Lessor profit or mark up on such after-hours services, although Lessor may have a right to pass through actual electricity costs due to Lessee's excessive use of the electricity, water or HVAC.

          Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder. Notwithstanding anything to the contrary herein, if the Premises should become not reasonably suitable for Lessee's use as a consequence of cessation of utilities or other services, interference with access to the Premises, legal restrictions or the presence of any Hazardous Material which does not result from Lessee's release or emission of such Hazardous Material, and in any of the foregoing cases the interference with Lessee's use of the Premises persists for fifteen (15) calendar days, then Lessee shall be entitled to an equitable abatement of rent to the extent of the interference with Lessee's use of the Premises occasioned thereby. If the interference persists for more than ninety (90) calendar days, Lessee shall have the right to terminate this Lease; provided that Lessee has given Lessor at least thirty (30) calendar days prior written notice of such termination, which notice may be delivered within such ninety (90) day period.

          In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's building office and not to Lessor's employees or agents seen within the building. Lessee is further requested to remember that Lessor is as anxious as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance or operation of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment


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may be needed for the safety, care and cleanliness of the Premises and the building and for the preservation of order therein.

          16. SOLICITORS. Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

          17. FLOOR PLAN. The floor plan and specifications for Lessee's occupancy shall be attached hereto and marked Exhibit "A" which shall be approved by both Lessor and Lessee, both of whose approval shall not be unreasonably withheld.

          18. ASSIGNMENT. Lessee will not assign this lease, or any interest hereunder without Lessor's prior written consent, which shall not be unreasonably withheld or delayed, and this lease, or any interest hereunder, shall not be assigned by operation of law without Lessor's prior written consent, which shall not be unreasonably withheld or delayed. Lessee will not sublet said Premises or any part thereof and will not permit the use of said Premises by others other than Lessee and the agents of Lessee without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld. In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, Lessee may, without Lessor's prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Lessee, (b) a successor entity related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Lessee's assets located in the Premises. A sale or transfer of Lessee's capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises.

          19. OPERATING SERVICES AND REAL ESTATE TAXES. The annual base rental rate per rentable square foot in Paragraph 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs". Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis.

                                   DEFINITIONS

Base Year

For computing the Base Year Costs, the base year shall be the calendar year stated herein or if a specific calendar year is not stated herein then the base year shall be the calendar year in which the lease term commences. The base year shall be the calendar year 2004.

Comparison Year

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.


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Operating Services

"Operating Services" include, but are not limited to, the charges incurred by Lessor for building operation salaries, benefits, management fee (not to exceed 5% of gross income for the building), insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, and any other service or supplies reasonably necessary to the use and operation of the premises. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority, (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include and Lessee shall in no event have any obligation to perform or to pay directly, or to reimburse Lessor for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "costs"):

          (i) real estate taxes

          (ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

          (iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

          (iv) damage and repairs and other costs attributable to fire or other casualty or condemnation;

          (v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

          (vi) executive salaries and the salaries of other employees of Lessor to the extent that such services are not in connection with the management, operation, repair or maintenance of the Building;

          (vii) Lessor's general overhead expenses not related to the building;

          (viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the building or any part thereof, unless the outcome is to the financial benefit of all tenants;


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          (ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the building or (2) space for tenants or other occupants in the building and costs incurred in supplying any item or service to less than all of the tenants in the building;

          (x) costs incurred due to a violation by Lessor or any other tenant of the building of the terms and conditions of a lease or other agreement;

          (xi) cost of any specific service provided to Lessee or other occupants of the building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

          (xii) costs and expenses which could be capitalized under generally accepted accounting principles, with the exception of the capital investment items specified hereinabove;

          (xiii) building management fees in excess of the management fees specified hereinabove;

          (xiv) cost incurred with owning and/or operating the parking lot(s) serving the building by independent parking operators).

          (xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

          (xvi) rent called for under any ground lease or master lease;

          (xvii) principal and/or interest payments and other charges called for under any debt secured by a mortgage or deed of trust on the building;

          (xviii) costs occasioned by the act, omission or violation of any law by Lessor, any other occupant of the Building, or their respective agents, employees or contractors;

          (xix) costs to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Building on the Commencement Date;

          (xx) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, earthquake insurance premiums (unless required by Lessor's lender), increases in insurance Costs caused by the activities of another occupant of the Building, insurance deductibles, and co-insurance payments;


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          (xxi) costs incurred in connection with the presence of any Hazardous
Material, except to the extent caused by the release or emission of the Hazardous Material in question by Lessee;

          (xxii) expense reserves; and

          (xxiii) costs of structural repairs to the Building.

Operating Services that vary with occupancy shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy.

Real Estate Taxes

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such. "Real Estate Taxes" shall not include and Lessee shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term;
(b) imposed on land and improvements other than the Building; (c) attributable to Lessor's net income, inheritance, gift, transfer, estate or state taxes; or
(d) resulting from a change of ownership or transfer of any or all of the Building or the improvement of any of the Building for the sole use of other occupants.

Proportionate Basis

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the building in which the leased Premises are located (196,342/RSF).

Computation of Adjustments to Comparison Year Costs

Any adjustment to Comparison Year Costs will commence to occur in Month 13 of the lease term with subsequent adjustments commencing every twelve months of the lease term or in Months 25, 37, 49, etc. as appropriate under the lease term. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs. These costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. For the purpose of calculating projected increases over Comparison Year Costs, Lessor shall review historical data to predict if any estimated increases would be anticipated in a Comparison Year(s). If they are, then commencing in Month 13 and/or every twelve month period thereafter, Lessor will assess a monthly charge to be paid together with monthly base rent. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire building is formulated in accordance with generally accepted accounting principles and adjusted (to the extent such costs vary with occupancy) to the greater of actual occupancy or 95%


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occupancy, then Lessee's estimated pass-through costs shall be corrected with
Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs, at that time in a lump sum payment. Lessee or its authorized representative shall have the right to inspect the books of Lessor in Lessor's own office and with reasonable prior written notice to Lessor, for the purpose of verifying Lessor's determination of Operating Services and Real Estate Taxes.

Upon termination of this lease, the amount of any corrected amount between estimated and actual costs with respect to the final comparison year shall survive the termination of the lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) calendar days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

Lessee shall have no obligation to pay the cost of any Real Estate Taxes or Operating Services of a type not also included in the 2004 actual Real Estate Taxes or the 2004 actual Operating Services. If the 2004 actual Real Estate Taxes or the 2004 actual Operating Services are not based on a fully leased Building, then such amounts shall be increased to reflect a 95% leased Building.

For an example, see Exhibit B attached hereto.

          20. ADDITIONAL TAXES OR ASSESSMENTS. Should there presently be in effect or should there be enacted during the term of this Lease, any law, statute or ordinance levying any assessments or any tax upon the leased premises other than federal or state income taxes that are included in "Real Properly Taxes", Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

          21. LATE PAYMENTS. Any payment, required to be made pursuant to this Lease, not made on the date the same is due shall bear interest at a rate equal to three percent (3%) above the prime rate of interest charged from time to time by Bank of America, or its successor.

          In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) calendar days late.

          22. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor. Lessee shall keep in force throughout the term of this lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force. Lessor shall maintain all-risk property insurance during the Lease term in an amount equal to the full replacement value of the Building.

          23. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto to the extent such damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients. Notwithstanding anything to the contrary herein, Lessor shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Lessee from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Lessor or its agents, contractors, licensees or invitees, Lessor's violation of any law, order or regulation, or a breach of Lessor's obligations or representations under this Lease.

          24. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary herein, Lessee and Lessor do hereby release and relieve each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by all risk property insurance. All of Lessor's and Lessee's repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph.

          25. SUBORDINATION. This lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute at no expense to the Lessor, any reasonable instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessor, any estoppel certificate deemed necessary or desirable by Lessor to further effect the provisions of this paragraph. Notwithstanding anything to the contrary herein, prior to the Commencement Date, Lessor shall obtain from any lenders or ground lessors of the Premises a written agreement in form reasonably satisfactory to Lessee providing for recognition of Lessee's interests under this Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. Further, the subordination of this Lease to a ground lease or instrument of security shall be conditioned upon Lessee's receipt from any such ground lessors or lenders such a recognition agreement.

          26. CASUALTY. In the event the leased Premises or the said building is destroyed or injured by fire, earthquake or other casualty, then Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within sixty (60) calendar days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. During any period of abatement of rent due to casualty or destruction of the Premises, Lessor shall use its best efforts to locate comparable space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder. Lessor shall not be liable for any consequential damages by reason of inability, after use of its best efforts, to locate alternative space comparable to the premises leased hereunder. Notwithstanding the foregoing, if the Premises are damaged by any peril and Lessor does not terminate this Lease, then Lessee shall have the option to terminate this Lease if the Premises cannot be, or are not in fact, fully restored by Lessor to their prior condition within ninety (90) calendar days after the damage. Lessor shall not have the right to terminate this Lease if the damage to the Building does not affect the Premises or is (a) due to a risk required to be insured against under Section 22 of this Lease or (b) relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building). Whenever Rent is to be abated under this Lease, all Rent and additional rent shall be equitably abated based upon the extent to which Lessee's use of the Premises is diminished.

          27. INSOLVENCY. If Lessee becomes insolvent, or makes a general assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt, then Lessor may at Lessor's option terminate this lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination.

          28. DEFAULT. If this lease is terminated in accordance with any of the terms herein (with the exception of Paragraphs 2,15, 26 or 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this lease, i.e. specifically the covenant for the payment of monthly rent, then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee, in such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary). This lease if not otherwise terminated may immediately be declared by Lessor as terminated. The termination of this lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for all the costs of reletting, including necessary renovation and alteration of the leased Premises. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss Lessee proves could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank, situated nearest to the Premises, plus one percent (1%). Waiver by the Lessor of any default, monetary or non-monetary, under this Lease shall not be deemed a waiver of any future default under the Lease. Acceptance of rent by Lessor after a default shall not be deemed a waiver of any defaults (except the default pertaining to the particular payment accepted) and shall not act as a waiver of the right of Lessor to terminate this Lease as a result of such defaults by an unlawful detainer action or otherwise. Notwithstanding anything to the contrary herein, Lessee shall not be deemed to be in default, nor shall any late charge be imposed, on account of Lessee's failure to (a) pay money to Lessor, unless such failure to pay continues for five (5) calendar days after Lessee's actual receipt of written notice of the delinquency or (b) perform any other covenant of this Lease, unless such failure continues after Lessee's actual receipt of written notice for a period of thirty (30) calendar days or such longer time as may reasonably be required to cure the default. Notwithstanding anything to the contrary herein, Lessee shall not be in default of this Lease solely because it abandons or vacates the Premises, or as a consequence of the filing of an involuntary bankruptcy petition, the appointment of a receiver, the attachment of any interest in this Lease or of Lessee's other assets or the exercise by any third party of any other remedy with respect to Lessee, Lessee's interest in this Lease or Lessee's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) calendar days. Notwithstanding anything to the contrary herein, (a) Lessor shall use its best efforts to mitigate any damages resulting from any default by Lessee, and Lessee shall not in any event be liable for any damages reasonably mitigable by Lessor and (b) Lessor waives any right of distraint, distress for rent or Lessor's lien that may arise at law.

          29. BINDING EFFECT. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

          It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

          30. HOLDING OVER. If Lessee holds possession of the Premises after term of this lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except monthly base rent which shall be one hundred twenty-five percent (125%) of the monthly base rent hereunder. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

          31. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements.

          32. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

          33. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

          34. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this tease by reference.

          35. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

          36. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

          37. NOTICES. Unless at least five (5) calendar days' prior written notice is given in the manner set forth in this paragraph, the address of each party shall be that address set forth below their signatures at the end of this Lease. All notices, demands or communications in connection with this Lease shall be personally delivered or properly addressed and deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered (a) upon receipt, if personally delivered, or (b) three (3) business days after mailing, if mailed as set forth above.

          38. ENVIRONMENTAL. To the best knowledge of Lessor, (a) no Hazardous Material is present in the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Building concerning any

Hazardous Material or pursuant to any environmental law. Under no circumstance shall Lessee be liable for, and Lessor shall indemnify, defend, protect and hold harmless Lessee, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time in or about the Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Lessee or its agents or employees in violation of applicable environmental laws. "Hazardous Material" shall mean any material which is now or hereafter regulated by any governmental authority which poses a hazard to the environment or human health. This section constitutes the entire agreement of Lessor and Lessee regarding Hazardous Materials. No other provision of this Lease shall be deemed to apply thereto.

          39. APPROVALS. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

          40. REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

          41. LESSOR'S DEFAULT. In the event Lessor fails to perform any of its obligations under this Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) calendar days after written notice from Lessee specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period, then Lessee may, in addition to its other remedies, cure any default of Lessor at Lessor's cost and deduct the reasonable cost of such cure from rent.

          42. EXTENSION OPTION. Lessor hereby grants to Lessee two (2) option(s) (the "Extension Option(s)") to extend the term of this Lease, each for an additional term of five (5) years, commencing when the then-existing term expires, upon the terms and conditions set forth in this Paragraph. Lessee may exercise such option by giving Lessor written notice of its intention not less than six (6) months prior to the expiration of the then-existing term of this Lease. If the Extension Options are exercised, the basic rent for the Premises shall become the then current fair market monthly rent ("Market Rate") for the Premises as of the commencement date of the applicable extended term taking into account that there will be no free rent, no real estate fees paid by Lessor and no tenant improvement allowances or other concessions and excluding any value that may be attributable to the improvements installed in the Premises at Lessee's cost, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) calendar days prior to the commencement of such extended term, then by an appraisal. All other terms and conditions contained in this Lease, as the same may be amended from time to time by the parties in accordance with the provisions of this Lease, shall remain in full force and effect and shall apply during the Extension Option term. If it becomes necessary to determine the Market Rate by appraisal, real estate appraisers), all of whom shall be Members of the Appraisal Institute and who have at least five (5) years experience appraising research, development and office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

               (i) If the parties are unable to agree on the Market Rate within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) calendar days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

               (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Market Rate within fifteen (15) calendar days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Market Rate. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) calendar days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Market Rate as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Market Rate at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Lessor and Lessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Market Rate, all appraisers shall submit to Lessor and Lessee an independent appraisal of the Market Rate in simple letter form within twenty (20) calendar days following appointment of the final appraiser. The parties shall then determine the Market Rate by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               (iii) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

               (iv) Notwithstanding anything to the contrary contained in this section, if the rent during any extended term is determined by appraisal and if Lessee does not, in its sole discretion, approve the rental amount established by such appraisal, Lessee may rescind its exercise of the Extension Option by giving Lessor written notice of such election to rescind within ten (10) calendar days after receipt of all appraisals. If Lessee rescinds its exercise of the Extension Option, then (a) the Lease shall terminate on the thirtieth
(30th) calendar day after Lessee's notice of rescission or on the date the Lease would have otherwise terminated absent Lessee's exercise of the Extension Option, whichever date is later, and (b) Lessee shall pay all costs and expenses of the appraisal.

          43. PARKING. Lessor shall provide Lessee the right to use up to seventeen (17) parking spaces (11 spaces inside the parking garage and 6 spaces outside the parking garage) at the market rate for the duration of the Lease term in the parking facility adjacent to the Building. Lessor represents that the current charge for parking is $170 per space inside the parking garage and $160 per space outside the parking garage. Lessor shall not oversubscribe parking for the Building.

          44. SECURITY. The Building is accessible between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday, excepting holidays. At all other times, the Building is locked, but can be accessed with Lessee card keys.

          45. BROKERS. Lessor shall execute a separate agreement with Colliers International ('Tenant's Broker"), providing for a commission based on a percentage "market fee." This commission shall be paid by Lessor to Tenant's Broker together with any other commissions due and payable in connection with the execution of this Lease.

          46. LESSEE'S RIGHT OF FIRST OFFER. If any space in floors two (2), ten
(10) and eleven (11) of the Building becomes available (the "Expansion Space"), then Lessor shall notify Lessee of the terms on which Lessor is willing to lease the Expansion Space (the "Right of First Offer"). If Lessee, within five (5) business days after receipt of Lessor's written notice indicates in writing its agreement to lease the Expansion Space on the terms stated in Lessor's notice, then Lessor shall lease to Lessee and Lessee shall lease from Lessor the Expansion Space on the terms stated in Lessor's notice. If Lessee does not indicate in writing its agreement to lease the Expansion Space on the terms contained in Lessor's notice within said five (5) business day period, the Lessor thereafter shall have the right to lease the Expansion Space to a third party on the same terms stated in Lessor's notice. If Lessor does not lease the Expansion Space within ninety (90) calendar days after the expiration of said five (5) business day period, any further transaction shall be deemed a new determination by Lessor to lease the Expansion Space and the provisions of this paragraph shall again be applicable. Lessee's Right of First Offer shall be continuous during the term of this Lease and any extension thereof. Lessee's rejection of any particular offer shall not relieve Lessor of its obligation to again offer any Expansion Space to Lessee at any time that the Expansion Space subsequently becomes available. This Right of First Offer is subordinate to the following existing rights: None.

          47. TENANT IMPROVEMENTS. Notwithstanding anything to the contrary herein, Lessee may construct the tenant improvements (the Tenant Improvements") described on Exhibit C attached hereto (the "Work Letter"); provided, however, that Lessor shall pay Lessee One Million Dollars ($1,000,000) (the "Allowance") for all hard and soft costs of such Tenant Improvements, including, without limitation, interior improvements, infrastructure, permits, contractor fees, architects', engineers' and consultants' fees, furniture moving and voice and cabling costs, subject to the terms and provisions of the Work Letter. Notwithstanding anything to the contrary herein, Lessee shall be entitled to surrender the Tenant Improvements upon the termination of the Lease.

          48. RIGHT TO INVEST. On or about the date hereof, Lessor or its affiliate and Lessee have entered into a separate written agreement with respect to Lessor's or its affiliate's right to invest in Lessee.

          IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

SELIG REAL ESTATE HOLDINGS EIGHT,       GENECRAFT, INC.,
a Washington limited                    a Delaware corporation
liability company


/s/ Martin Selig                        /s/ Johannes van Houte
-------------------------------------   ----------------------------------------
By: Martin Selig                        By: Johannes van Houte
Its: Managing Member                    Its: VP, Finance & Administration

               "Lessor"                                 "Lessee"

Address                                 Address
                                        Prior to the Commencement Date:
   1000 Second Ave.                        GeneCraft, Inc.
   #1800                                   601 Union Street
   Seattle, WA 98104                       Suite 4200
   Attn: Martin Selig                      Seattle, WA 98101
                                           Attn: Vice President, Finance &
                                                 Administration

                                        After the Commencement Date:
                                           GeneCraft, Inc.
                                           2401 Fourth Avenue
                                           Seattle, WA 98121
                                           Attn: Vice President Finance &
                                                 Administration

Attachment

                                    EXHIBIT B

                                     EXAMPLE

The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Base Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services that vary with occupancy are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

HYPOTHETICAL FACTS

Building Occupancy:                                 80%
Actual Base Year Costs:                             $375,000
Grossed Base Year Costs to 95%:                     $440,000
Actual Comparison Year Costs: (see below)           $405,440
Grossed Comparison Year Costs to 95%: (see below)   $463,080
Tenant Premises:                                    10,000 RSF
Building RSF:                                       125,000 RSF
Tenant Proportionate Basis:                         10,000 / 125,000 = 8%

                                     EXAMPLE

                         ACTUAL     GROSSED
     DESCRIPTION        EXPENSES   EXPENSES         METHODOLOGY
     -----------        --------   --------         -----------
Percent Occupied           80.00%     95.00%

Real Estate Taxes       $ 54,854   $ 54,854   Actual Cost

Operating Expenses
Insurance               $ 26,595   $ 26,595   Actual Cost
Electricity             $ 69,358   $ 82,363   Adjusts with occupancy
Water & Sewer           $  4,945   $  5,872   Adjusts with occupancy
Security                $  5,000   $  5,000   Actual Cost
Elevator                $  7,526   $  7,526   Actual Cost
Superintendent          $ 82,869   $ 98,407   Adjusts with occupancy
Landscaping             $  2,912   $  2,912   Actual Cost
Disposal                $ 15,502   $ 18,409   Adjusts with occupancy
Management              $ 41,680   $ 49,495   Adjusts with occupancy
Supplies                $  4,339   $  5,153   Adjusts with occupancy
Window Washing          $  1,527   $  1,813   Adjusts with occupancy
Repairs & Maintenance   $ 24,333   $ 28,895   Adjusts with occupancy
Telephone               $  1,144   $  1,144   Actual Cost
HVAC Maintenance        $  6,208   $  7,372   Adjusts with occupancy
Janitorial              $ 56,648   $ 67,270   Adjusts with occupancy
                        --------   --------
TOTALS:                 $405,440   $463,080

                                    EXHIBIT C

                                   WORK LETTER

          1. Lessee consents to Lessee's construction of the initial Tenant Improvements in the Premises as generally described on Schedule 1 attached hereto (the "Tenant Improvements") and in accordance with the terms of this Work Letter.

          2. Lessee may select its own general contractor and subcontractors at its discretion. Before commencing construction, Lessee shall cause to be prepared final plans, specifications and working drawings of the Tenant Improvements (the "Final Plans") as well as an estimate of the total cost for the Tenant Improvements (the "Cost Estimate"). The Final Plans and Cost Estimate shall be delivered to Lessor upon completion. Lessor shall have the right to reasonably approve the Final Plans as soon as reasonably possible after its receipt of such Final Plans but in no event later than ten (10) calendar days after receipt thereof; provided, however, that Lessor shall not withhold its consent to the extent the Final Plans are consistent with the design of the initial Tenant Improvements as described in Schedule 1 attached hereto. If Lessor fails to approve or disapprove such Final Plans with such ten (10) day period, then Lessor shall be deemed to have approved such Final Plans. Notwithstanding anything to the contrary herein, Lessee may terminate the lease if Lessor unreasonably withholds its consent to the Final Plans (or any change to the Final Plans). Lessee shall be allowed to make changes in the Final Plans and Cost Estimate in its sole discretion; provided, however, that Lessor shall have the right to consent to any such change that materially affects the Building systems or the structural portions of the Building; provided, that if Lessor fails to approve or disapprove any such change within five (5) calendar days after receipt of notice from Lessee describing such change, then Lessor shall be deemed to have approved such change.

          3. Lessor, within ten (10) calendar days after presentation of invoices and conditional lien waivers by Lessee on a monthly basis, shall reimburse Lessee for Lessor's Percentage of the amounts shown on such invoices. Upon the completion of the initial Tenant Improvements, Lessor shall fund any remaining unused portion of the Allowance. As used herein, the term "Lessor's Percentage" shall mean a fraction, the numerator of which is the original amount of the Allowance and the denominator of which is the Cost Estimate.

          4. Lessor shall be solely responsible for the cost of and in no event shall the Allowance be used for the following: (a) costs related to the presence of Hazardous Materials in the Premises or the surrounding area, (b) costs incurred as a consequence of delay caused by Lessor, (c) penalties and late charges attributable to Lessor's failure to fund the Allowance or otherwise pay for any amounts to be required to be paid by Lessor hereunder, and (d) costs to bring the Premises or the Building into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws, but except for compliance with laws exclusive to Lessee's Tenant Improvements other than general laboratory improvements.

          5. In the event Lessor fails to fund all or any portion of the Allowance, Lessee may offset such amounts against the payment of rent under the Lease.


                                      -2-

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                            SCHEDULE 1 TO WORK LETTER

                       Description of Tenant Improvements